Exhibit 99

FORM 4 JOINT FILER INFORMATION

Name of "Reporting Persons":

Norwest Venture Partners VIII, L.P.

Promod Haque

George J. Still, Jr.

Address:	525 University Avenue, Suite 800

Palo Alto, CA  94301

Designated Filer:	Norwest Venture Partners VIII, L.P.

Issuer and Ticker Symbol:	Rackspace Hosting, Inc. (RAX)

Date of Earliest Transaction:	October 1, 2009

Each of the following is a Joint Filer with Norwest Venture Partners VIII, L.P. ("NVP VIII") and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4:

NVP VIII is the record holder of the shares reported in Line 1, Norwest Venture Partners VII- A, LP ("NVP VII-A") is the record holder of the shares reported on Line 2 of Table 1, NVP Entrepreneurs Fund VIII, L.P. ("NVPEF VIII") is the record holder of the shares reported on Line 3 of Table 1, Norwest Venture Partners IX, L.P. ("NVP IX") is the record holder of the shares reported on Line 4 of Table 1, NVP Entrepreneurs Fund IX, L.P. ("NVPEF IX") is the record holder of the shares reported on Line 5 of Table 1.  Promod Haque and George J. Still are managing partners of (i) Itasca VC Partners VII-A, LLC, the general partner of NVP VII- A, (ii) Itasca VC Partners VIII, LLP, the general partner of each of NVP VIII and NVPEF VIII, and (iii) Genesis VC Partners IX, LLC, the general partner of each of NVP IX and NVPEF IX. By virtue of such positions, Mr. Haque and Mr. Still may be deemed to beneficially own the shares held of record by NVP VII-A, NVP VIII, NVPEF VIII, NVP IX and NVPEF IX.

All Reporting Persons disclaim beneficial ownership of shares of Rackspace Hosting, Inc. stock held by each other Reporting Person, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates Norwest Venture Partners VIII as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

NORWEST VENTURE PARTNERS VIII, L.P.

By: Itasca VC Partners VIII, LLC

Its General Partner

By: /s/ Kurt L. Betcher

Its Authorized Signer

By: /s/ Kurt L. Betcher

PROMOD HAQUE

By: Kurt L. Betcher, as Attorney-in-Fact

By: /s/ Kurt L. Betcher

GEORGE J. STILL, JR.

By: Kurt L. Betcher, as Attorney-in-Fact